UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2006

U-Store-It Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6745 Engle Road, Suite 300, Cleveland, Ohio		44130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-234-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2006, Stephen R. Nichols was appointed Senior Vice President, Operations of U-Store-It Trust (the "Company"). The Company’s press release announcing the appointment of Mr. Nichols is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Employment Agreement

In connection with Mr. Nichols’ appointment, the Company entered into an employment agreement with Mr. Nichols dated as of July 10, 2006 (the "Employment Agreement"). The term of the Employment Agreement ends on December 31, 2007, with automatic one-year renewals, unless either the Company or Mr. Nichols elects not to renew the Employment Agreement. Under the Employment Agreement, Mr. Nichols will receive an annual salary of $225,000, subject to annual increases in the sole discretion of the Company’s Board of Trustees or the compensation committee of the Company’s Board of Trustees. Mr. Nichols will be paid a bonus, as determined by the Company’s Board of Trustees or the compensation committee of the Company’s Board of Trustees, of not less than $37,500 for his performance in 2006 and, thereafter, will be eligible to participate in any bonus plan established by the compensation committee of the Company’s Board of Trustees. In addition, Mr. Nichols will participate in any group life, hospitalization, disability, health, pension, profit sharing and other benefit plans the Company adopts with respect to comparable senior level executives. Among other perquisites, Mr. Nichols will receive either an annual automobile allowance of $6,000 or the Company will provide him with a suitable automobile.

In the event Mr. Nichols’ Employment Agreement is terminated for disability or death, he (or the beneficiaries of his estate, as the case may be) would receive any accrued and unpaid salary, vacation and other benefits, any unpaid bonus for the prior year, a pro rated bonus in the year of termination (based on the target bonus for that year), and reimbursement for expenses incurred but not paid prior to the date of termination, and all equity awards would immediately vest and become fully exercisable. If the Company terminates Mr. Nichols’ Employment Agreement for "cause" or Mr. Nichols terminates his Employment Agreement without "good reason," he only would have the right to receive any accrued and unpaid salary, vacation and other benefits, any bonus as provided for in the bonus plan, and reimbursement for expenses incurred but not paid prior to the date of termination.

If the Company terminates Mr. Nichols’ Employment Agreement without "cause," or Mr. Nichols terminates his Employment Agreement for "good reason," he would have the right to receive any accrued and unpaid salary, vacation and other benefits, any unpaid bonus for the prior year, a pro rated bonus in the year of termination (based on the target bonus for that year), reimbursement for expenses incurred but not paid prior to the date of termination, continued medical, prescription and dental benefits for eighteen months, and a cash payment equal to two times the sum of his annual salary as of the date of the termination of the Employment Agreement and the average bonus actually paid for the prior two calendar years. In addition, all equity awards would immediately vest and become fully exercisable.

If the Company elects not to renew Mr. Nichols’ Employment Agreement, he would have the right to receive a cash payment equal to one times the sum of his annual salary as of the date of expiration of the Employment Agreement and the average bonus actually paid for the prior two calendar years.

The Employment Agreement defines "cause" as the Executive’s conviction for a felony or a misdemeanor involving moral turpitude; commission of an act of fraud, theft or dishonesty related to the Company’s business or the business of the Company’s affiliates or to his duties; willful and continuing failure or habitual neglect to perform his duties; material violation of confidentiality covenants or noncompetition agreement; or willful and continuing breach of the Employment Agreement.

The Employment Agreement defines "good reason" as: a material reduction in Mr. Nichols’ authority, duties and responsibilities or the assignment to him of duties materially and adversely inconsistent with his position; a reduction in his annual salary; the Company’s failure to obtain a reasonably satisfactory agreement from any successor to the Company’s business to assume and perform the Employment Agreement; a change in control (as defined in the Employment Agreement); the Company’s material and willful breach of the Employment Agreement; or the Company’s requirement that Mr. Nichols’ work location be moved more than 50 miles from the Company’s principal place of business in Cleveland, Ohio, unless Mr. Nichols’ work location is closer to his primary residence.

Mr. Nichols would be entitled to receive payment from the Company of an amount sufficient to make him whole for any excise tax imposed on payments made contingent on a change in control under Section 4999 of the Internal Revenue Code.

Restricted Share Agreement

On July 10, 2006, the Company granted to Mr. Nichols 3,744 Restricted Shares of the Company pursuant to a Restricted Share Agreement (the "Restricted Share Agreement") under the Company’s 2004 Equity Incentive Plan, which will vest ratably over a five-year period, one-fifth per year on each of the first five anniversaries of the grant date, provided Mr. Nichols remains employed by the Company. Mr. Nichols will be entitled to receive dividends on the Restricted Shares and to vote these shares from the date of grant.

Indemnification Agreement

In connection with Mr. Nichols’ appointment, the Company and U-Store-It, L.P., a Delaware limited partnership, of which the Company is the sole general partner (the "Operating Partnership"), entered into an indemnification agreement dated as of July 10, 2006 (the "Indemnification Agreement") with Mr. Nichols pursuant to which he is entitled to be indemnified to the maximum extent provided by Maryland law if he is or is threatened to be made a party to a proceeding by reason of his status as an officer of the Company.

Noncompetition Agreement

The Company also entered into a noncompetition agreement with Mr. Nichols dated as of July 10, 2006 (the "Noncompetition Agreement") containing a covenant not to compete for a period that is the longer of the three-year period beginning as of the date of the Noncompetition Agreement, or the period of Mr. Nichols’ service as an officer or Trustee of the Company plus an additional one-year period. The Noncompetition Agreement provides that Mr. Nichols will not, directly or indirectly, engage in any business involving self storage facility development, construction, acquisition or operation or own any interest in any self-storage facilities in each case in the United States of America, other than up to 5 percent of the outstanding shares of any public company. The Noncompetition Agreement also contains a nonsolicitation covenant that applies to employees and independent contactors. The nonsolicitation covenant lasts for a period that is the longer of either the three-year period beginning as of the date of the Noncompetition Agreement or the period of Mr. Nichols’ service as an officer or Trustee of the Company plus an additional two-year period.

The foregoing descriptions of the Employment Agreement, the Restricted Share Agreement, the Indemnification Agreement and the Noncompetition Agreement are qualified in their entirety by the full terms and conditions of each such agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No. Description

10.1 Employment Agreement, dated as of July 10, 2006, by and between U-Store-It Trust and Stephen R. Nichols

10.2 Restricted Share Agreement, dated as of July 10, 2006, by and between U-Store-It Trust and Stephen R. Nichols

10.3 Indemnification Agreement, dated as of July 10, 2006, by and among U-Store-It Trust, U-Store-It, L.P. and Stephen R. Nichols

10.4 Noncompetition Agreement, dated as of July 10, 2006, by and between U-Store-It Trust and Stephen R. Nichols

99.1 Press Release of U-Store-It Trust, dated July 10, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

July 10, 2006	By:	Dean Jernigan

Name: Dean Jernigan
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of July 10, 2006, by and between U-Store-It Trust and Stephen R. Nichols
10.2	Restricted Share Agreement, dated as of July 10, 2006, by and between U-Store-It Trust and Stephen R. Nichols
10.3	Indemnification Agreement, dated as of July 10, 2006, by and among U-Store-It Trust, U-Store-It L.P. and Stephen R. Nichols
10.4	Noncompetition Agreement, dated as of July 10, 2006, by and between U-Store-It Trust and Stephen R. Nichols
99.1	Press Release of U-Store-It Trust, dated July 10, 2006